EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT: Frederick N. Cooper (215) 938-8312
December 7, 2020	fcooper@tollbrothers.com

Toll Brothers Reports FY 2020 4th Quarter Results

FORT WASHINGTON, PA, December 7, 2020 -- Toll Brothers, Inc. (NYSE:TOL) (www.TollBrothers.com), the nation’s leading builder of luxury homes, today announced results for its fourth quarter ended October 31, 2020.

FY 2020’s Fourth Quarter Financial Highlights (Compared to FY 2019’s Fourth Quarter):

•Net income and earnings per share were $199.3 million and $1.55 per share diluted, compared to net income of $202.3 million and $1.41 per share diluted in FY 2019’s fourth quarter.
•Pre-tax income was $267.0 million, compared to $272.6 million in FY 2019’s fourth quarter.
•Home sales revenues were $2.50 billion, up 9%; home building deliveries were 2,940, up 10%.
•Net signed contract value was $2.74 billion, up 63%; contracted homes were 3,407, up 68%.
•Backlog value was $6.37 billion at fourth quarter end, up 21%; homes in backlog were 7,791, up 24%.
•Home sales gross margin* was 20.1%, compared to FY 2019’s fourth quarter home sales gross margin* of 20.9%.
•Adjusted home sales gross margin*, which excludes interest and inventory write-downs, was 24.0%, compared to FY 2019’s fourth quarter adjusted home sales gross margin* of 23.9%.
•Pre-tax inventory write-downs totaled $33.9 million.
•SG&A*, as a percentage of home sales revenues, was 9.9%, compared to 11.1% in FY 2019’s fourth quarter.
•Income from operations was $260.6 million.
•Other income, income from unconsolidated entities, and land sales gross profit was $11.2 million.
Full FY 2020 Highlights (Compared to Full FY 2019)
•Net income and earnings per share were $446.6 million and $3.40 per share diluted, compared to net income of $590.0 million and $4.03 per share diluted in FY 2019.
•Pre-tax income was $586.9 million, compared to $787.2 million in FY 2019.
•Home sales revenues were $6.94 billion, down 2%; home building deliveries were 8,496 homes, up 5%.
•Net signed contract value was $8.00 billion, up 19%; contracted homes were 9,932, up 23%.
•Home sales gross margin* was 20.2%, compared to 21.8% in FY 2019.
•Adjusted home sales gross margin* was 23.5%, compared to 25.0% in FY 2019.
•SG&A*, as a percentage of home sales revenues, was 12.5%, compared to 12.4% in FY 2019.
•Income from operations was $550.3 million.
•Other income, income from unconsolidated entities, and land sales gross profit was $51.1 million.
•The Company repurchased approximately 16.0 million shares at an average price of $39.75 per share for a total purchase price of approximately $634.1 million.
* All references to home sales gross margin, adjusted home sales gross margin and SG&A, whether for the fiscal fourth quarter, the full fiscal year or with respect to future periods, reflect a reclassification of third-party brokerage commissions from cost of home sales revenue to selling, general & administrative expense (“SG&A”) for all periods presented. The reclassification resulted in an increase of approximately 2 percentage points to home sales gross margin and adjusted home sales gross margin, and an increase of approximately 2 percentage points to SG&A as a percentage of revenue for all periods presented. For a detailed reconciliation of the impact of this reclassification, see the Form 8-K and related exhibits filed by the Company on December 7, 2020.

Financial Guidance:
•First quarter deliveries of approximately 1,675 homes with an average price of between $780,000 and $800,000.
•FY 2021 deliveries of between 9,600 and 10,200 homes with an average price of between $790,000 and $810,000.
•First quarter adjusted home sales gross margin* of approximately 22.4%.
•FY 2021 adjusted home sales gross margin* of approximately 24.1%.
•First quarter SG&A*, as a percentage of home sales revenues, of approximately 15.8%, which includes approximately $11 million, or 80 basis points, of G&A expense that is not expected to occur in subsequent quarters of FY 2021.
•FY 2021 SG&A*, as a percentage of home sales revenues, of approximately 12.2%.
•First quarter other income, income from unconsolidated entities, and land sales gross profit of approximately $25 million.
•FY 2021 other income, income from unconsolidated entities, and land sales gross profit of approximately $65 million.
•First quarter tax rate of approximately 26%.
•FY 2021 tax rate of approximately 26%.
•Community count at first quarter end of approximately 310.
•Community count growth of approximately 10% from FYE 2020 to FYE 2021.
Douglas C. Yearley, Jr., chairman and chief executive officer, stated: “In these challenging times, our team delivered on all fronts in our fourth quarter, exceeding our expectations for sales, revenues, margins and earnings. I am tremendously proud of how we have adapted to a rapidly changing environment.
“We are currently experiencing the strongest housing market I have seen in my 30 years at Toll Brothers and we continue to increase prices in nearly all of our communities as we focus on driving profitability and managing growth. The strong demand began for us in mid-May and has continued through today. In our fourth quarter, net signed contracts of 3,407 homes and $2.74 billion were the highest totals for any quarter in our history, up 68% in homes and 63% in dollars compared to one year ago. In FY 2021's first six weeks ended December 6, demand has remained very strong compared to one year ago, with our non-binding reservation deposits, which are a precursor to contracts, up approximately 48%.
“We attribute the strength in demand to a number of factors, including historically low interest rates, an undersupply of new and resale homes, and a renewed appreciation for the home as a sanctuary. The work-from-home phenomenon is also enabling more buyers to live where they want rather than where their jobs previously required. And since most of our customers have a home to sell, the tight resale market gives them confidence they can sell their home quickly at an appreciated value that can then be re-invested in their new home.
“The Toll Brothers build-to-order model is particularly well-suited to this moment as Americans place more importance on home than ever before. With the upgrades and choices we offer, our customers can personalize their homes to reflect their lifestyles with features such as home offices, fitness rooms, multi-generational living suites and stunning indoor/outdoor living areas.
“With our highest year-end backlog in 15 years and continued strong demand, we expect to deliver the most homes in our history in FY 2021. In addition, our strong land holdings and presence in over 50 markets position us well for 10% community count growth by the end of FY 2021. Based on the pricing power that has accompanied our strong sales since May, we expect gross margin to improve over the course of the fiscal year as we deliver those homes. And as we continue to focus on more capital efficient ways to acquire and develop land, we expect improvement in our return on equity in FY 2021. With our well-located land holdings, luxury brand and distinctive home designs that appeal to move-up, empty-nester and affordable luxury home buyers, we are strategically positioned for continued growth in FY 2021 and beyond.”
Toll Brothers’ Financial Highlights for the FY 2020 fourth quarter ended October 31, 2020 (unaudited):
•FY 2020’s fourth quarter net income was $199.3 million, or $1.55 per share diluted, compared to FY 2019’s fourth quarter net income of $202.3 million, or $1.41 per share diluted.
•FY 2020’s fourth quarter pre-tax income was $267.0 million, compared to FY 2019’s fourth quarter pre-tax income of $272.6 million.

•FY 2020’s fourth quarter results included pre-tax inventory impairments totaling $33.9 million, compared to FY 2019’s fourth quarter pre-tax inventory impairments of $10.7 million.
•FY 2020’s fourth quarter home sales revenues were $2.50 billion and 2,940 units, compared to FY 2019’s fourth quarter totals of $2.29 billion and 2,672 units.
•FY 2020's fourth quarter net signed contracts were $2.74 billion and 3,407 units, compared to FY 2019’s fourth quarter net signed contracts of $1.68 billion and 2,031 units.
•FY 2020's fourth quarter net signed contracts, on a per-community basis, were 10.8 units, compared to fourth quarter net signed contracts on a per-community basis of 6.1 units in FY 2019, 5.6 units in FY 2018, 6.3 units in FY 2017 and 5.8 units in FY 2016.
•In FY 2020, fourth quarter-end backlog was $6.37 billion and 7,791 units, compared to FY 2019’s fourth quarter-end backlog of $5.26 billion and 6,266 units. The average price of homes in backlog was $818,200, compared to $839,000 at FY 2019’s fourth quarter end.
•FY 2020’s fourth quarter home sales gross margin* was 20.1%, compared to FY 2019’s fourth quarter home sales gross margin* of 20.9%.
•FY 2020’s fourth quarter adjusted home sales gross margin* was 24.0%, compared to FY 2019’s fourth quarter adjusted home sales gross margin* of 23.9%.
•FY 2020’s fourth quarter interest included in cost of sales was 2.5% of revenue, compared to 2.6% in FY 2019’s fourth quarter.
•FY 2020’s fourth quarter SG&A*, as a percentage of home sales revenues, was 9.9%, compared to 11.1% in FY 2019’s fourth quarter.
•FY 2020’s fourth quarter income from operations of $260.6 million represented 10.2% of total revenues, compared to FY 2019’s fourth quarter of $224.9 million representing 9.5% of revenues.
•FY 2020's fourth quarter other income, income from unconsolidated entities, and land sales gross profit totaled $11.2 million, compared to FY 2019’s fourth quarter total of $48.4 million.
•FY 2020’s fourth quarter cancellation rate (current quarter cancellations divided by current quarter signed contracts) was 5.4%, compared to FY 2019’s fourth quarter cancellation rate of 8.9%.
•FY 2020's fourth quarter cancellation rate as a percentage of beginning-quarter backlog was 2.7%, compared to FY 2019’s fourth quarter cancellation rate as a percentage of beginning-quarter backlog of 2.9%.
Toll Brothers’ financial highlights for the fiscal year ended October 31, 2020 (unaudited):
•FY 2020’s twelve month period net income was $446.6 million, or $3.40 per share diluted, compared to FY 2019’s twelve month period net income of $590.0 million, or $4.03 per share diluted.
•FY 2020’s twelve month period pre-tax income was $586.9 million, compared to FY 2019’s twelve month period pre-tax income of $787.2 million.
•FY 2020’s twelve month period results included pre-tax inventory impairments totaling $55.9 million, compared to FY 2019’s twelve month period pre-tax inventory impairments of $42.4 million.
•FY 2020’s twelve month period home sales revenues were $6.94 billion and 8,496 units, compared to FY 2019’s twelve month period totals of $7.08 billion and 8,107 units.
•FY 2020's twelve month period net signed contracts were $8.00 billion and 9,932 units, compared to FY 2019’s twelve month period net signed contracts of $6.71 billion and 8,075 units.
•FY 2020’s twelve month period income from operations of $550.3 million represented 7.8% of total revenues, compared to FY 2019’s twelve month period of $680.8 million representing 9.4% of total revenues.
•FY 2020's twelve month period other income, income from unconsolidated entities, and land sales gross profit totaled $51.1 million, compared to FY 2019’s twelve month period total of $120.3 million.
Additional Financial Information:
•The Company ended its FY 2020 fourth quarter with $1.37 billion in cash and cash equivalents, compared to $1.29 billion at FYE 2019 and $559.3 million at FY 2020’s third quarter end. At FY 2020 fourth quarter end, the Company also had $1.786 billion available under its $1.905 billion bank revolving credit facility, substantially all of which is now scheduled to mature in November 2025.
•On October 23, 2020, the Company paid its quarterly dividend of $0.11 per share to shareholders of record at the close of business on October 9, 2020.
•Stockholders' Equity at FY 2020 fourth quarter end was $4.88 billion, compared to $5.07 billion at FYE 2019.
•FY 2020's fourth quarter end book value per share was $38.53 per share, compared to $35.99 at FYE 2019.
•The Company ended its FY 2020 fourth quarter with a debt-to-capital ratio of 44.8%, compared to 45.3% at FY 2020’s third quarter end and 43.6% at FYE 2019. The Company ended FY 2020’s fourth quarter with a net debt-to-capital ratio (1) of 33.3%, compared to 40.5% at FY 2020’s third quarter end, and 32.9% at FYE 2019.
•The Company ended FY 2020’s fourth quarter with approximately 63,200 lots owned and optioned, compared to 61,400 one quarter earlier, and 59,200 one year earlier. Approximately 36,100 of these lots were owned, of which approximately 16,600 lots, including those in backlog, were substantially improved.
•In the fourth quarter of FY 2020, the Company spent approximately $213.4 million on land to purchase approximately 3,900 lots.
•The Company ended FY 2020’s fourth quarter with 317 selling communities, compared to 323 at FY 2020’s third quarter end and 333 at FY 2019’s fourth quarter end.
(1)    See “Reconciliation of Non-GAAP Measures” below for more information on the calculation of the Company’s net debt-to-capital ratio.
Toll Brothers will be broadcasting live via the Investor Relations section of its website, investors.Tollbrothers.com, a conference call hosted by Chairman & CEO Douglas C. Yearley, Jr. at 11:00 a.m. (EST) Tuesday, December 8, 2020, to discuss these results and its outlook for FY 2021. To access the call, enter the Toll Brothers website, click on the Investor Relations page, and select “Events & Presentations.” Participants are encouraged to log on at least fifteen minutes prior to the start of the presentation to register and download any necessary software.

The call can be heard live with an online replay which will follow.

Toll Brothers, Inc., A FORTUNE 500 Company, is the nation's leading builder of luxury homes. The Company began business over fifty years ago in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange under the symbol “TOL.” The Company serves first-time, move-up, empty-nester, active-adult, affordable luxury and second-home buyers, as well as urban and suburban renters. It operates in 24 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Georgia, Idaho, Illinois, Maryland, Massachusetts, Michigan, Nevada, New Jersey, New York, North Carolina, Oregon, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Virginia, and Washington, as well as in the District of Columbia.
Toll Brothers builds an array of luxury residential single-family detached, attached home, master planned resort-style golf, and urban low-, mid-, and high-rise communities, principally on land it develops and improves. The Company acquires and develops rental apartment and commercial properties through Toll Brothers Apartment Living, Toll Brothers Campus Living, and the affiliated Toll Brothers Realty Trust, and develops urban low-, mid-, and high-rise for-sale condominiums through Toll Brothers City Living. The Company operates its own architectural, engineering, mortgage, title, land development and land sale, golf course development and management, and landscape subsidiaries. Toll Brothers operates its own alarm monitoring company through TBI Smart Home Solutions, a complete home technology division. In addition to providing security monitoring, TBI Smart Home Solutions offers homeowners a full range of low voltage options, allowing buyers to maximize the potential of technology in their new home. The Company also operates its own lumber distribution, house component assembly, and manufacturing operations. Through its Gibraltar Real Estate Capital joint venture, the Company provides builders and developers with land banking, non-recourse debt and equity capital.

In 2020, Toll Brothers was named World’s Most Admired Home Building Company in Fortune magazine’s survey of the World’s Most Admired Companies®, the sixth year in a row it has been so honored. Toll Brothers has won numerous other awards, including Builder of the Year from both Professional Builder magazine and Builder magazine, the first two-time recipient from Builder magazine. The Company sponsors the Toll Brothers Metropolitan Opera International Radio Network, bringing opera to neighborhoods throughout the world. For more information visit www.TollBrothers.com.
Toll Brothers discloses information about its business and financial performance and other matters, and provides links to its securities filings, notices of investor events, and earnings and other news releases, on the Investor Relations section of its website (investors.Tollbrothers.com).

Forward-Looking Statements
Information presented herein for the fourth quarter ended October 31, 2020 is subject to finalization of the Company's regulatory filings, related financial and accounting reporting procedures and external auditor procedures.
This release contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. One can identify these statements by the fact that they do not relate to matters of a strictly historical or factual nature and generally discuss or relate to future events. These statements contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “can,” “could,” “might,” “should,” “likely,” “will,” and other words or phrases of similar meaning. Such statements may include, but are not limited to, information and statements regarding: the impact of Covid-19 on the U.S. economy, the markets in which we operate or may operate, and on our business; our strategic priorities; our land acquisition, land development and capital allocation priorities; market conditions; demand for our homes; anticipated operating results and guidance; home deliveries; financial resources and condition; changes in revenues; changes in profitability; changes in margins; changes in accounting treatment; cost of revenues, including expected labor and material costs; selling, general, and administrative expenses; interest expense; inventory write-downs; home warranty and construction defect claims; unrecognized tax benefits; anticipated tax refunds; sales paces and prices; effects of home buyer cancellations; growth and expansion; joint ventures in which we are involved; anticipated results from our investments in unconsolidated entities; our ability to acquire or dispose of land and pursue real estate opportunities; our ability to gain approvals and open new communities; our ability to market, construct and sell homes and properties; our ability to deliver homes from backlog; our ability to secure materials and subcontractors; our ability to produce the liquidity and capital necessary to conduct normal business operations or to expand and take advantage of opportunities; and the outcome of legal proceedings, investigations, and claims.
Any or all of the forward-looking statements included in this release are not guarantees of future performance and may turn out to be inaccurate. This can occur as a result of incorrect assumptions or as a consequence of known or unknown risks and uncertainties. The major risks and uncertainties – and assumptions that are made – that affect our business and may cause actual results to differ from these forward-looking statements include, but are not limited to:
•the effects of the ongoing Covid-19 pandemic, which are highly uncertain, cannot be predicted and will depend upon future developments, including the severity of Covid-19 and the duration of the outbreak, the duration of existing social distancing and shelter-in-place orders, further mitigation strategies taken by applicable government authorities, the availability of a vaccine, adequate testing and therapeutic treatments and the prevalence of widespread immunity to Covid-19;
•the effect of general economic conditions, including employment rates, housing starts, interest rate levels, availability of financing for home mortgages and strength of the U.S. dollar;
•market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions;
•the availability of desirable and reasonably priced land and our ability to control, purchase, hold and develop such parcels;
•access to adequate capital on acceptable terms;
•geographic concentration of our operations;
•levels of competition;
•raw material and labor prices and availability;
•the effect of U.S. trade policies, including the imposition of tariffs and duties on home building products and retaliatory measures taken by other countries;
•the effects of weather and the risk of loss from earthquakes, volcanoes, fires, floods, droughts, windstorms, hurricanes, pest infestations and other natural disasters, and the risk of delays, reduced consumer demand, and shortages and price increases in labor or materials associated with such natural disasters;
•the risk of loss from acts of war, terrorism or outbreaks of contagious diseases, such as Covid-19;

•transportation costs;
•federal and state tax policies;
•the effect of land use, environment and other governmental laws and regulations;
•legal proceedings or disputes and the adequacy of reserves;
•risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, indebtedness, financial condition, losses and future prospects;
•changes in accounting principles;
•risks related to unauthorized access to our computer systems, theft of our homebuyers’ confidential information or other forms of cyber-attack; and
•other factors described in “Risk Factors” included in our Annual Report on Form 10-K for the year ended October 31, 2019 and in subsequent filings we make with the Securities and Exchange Commission (“SEC”).
Many of the factors mentioned above or in other reports or public statements made by us will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from our forward-looking statements.
Forward-looking statements speak only as of the date they are made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.
For a more detailed discussion of these factors, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K filed with the SEC and in subsequent reports filed with the SEC.

TOLL BROTHERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	October 31, 2020	October 31, 2019
	(Unaudited)
ASSETS
Cash and cash equivalents	$1,370,944	$1,286,014
Inventory	7,658,906	7,873,048
Property, construction and office equipment, net	316,125	273,412
Receivables, prepaid expenses and other assets	956,294	715,441
Mortgage loans held for sale	231,797	218,777
Customer deposits held in escrow	77,291	74,403
Investments in unconsolidated entities	430,701	366,252
Income taxes receivable	23,675	20,791
	$11,065,733	$10,828,138

LIABILITIES AND EQUITY
Liabilities:
Loans payable	$1,147,955	$1,111,449
Senior notes	2,661,718	2,659,898
Mortgage company loan facility	148,611	150,000
Customer deposits	459,406	385,596
Accounts payable	411,397	348,599
Accrued expenses	1,110,196	950,932
Income taxes payable	198,974	102,971
Total liabilities	6,138,257	5,709,445

Equity:
Stockholders’ Equity
Common stock	1,529	1,529
Additional paid-in capital	717,272	726,879
Retained earnings	5,164,086	4,774,422
Treasury stock, at cost	(1,000,454)	(425,183)
Accumulated other comprehensive loss	(7,198)	(5,831)
Total stockholders' equity	4,875,235	5,071,816
Noncontrolling interest	52,241	46,877
Total equity	4,927,476	5,118,693
	$11,065,733	$10,828,138

TOLL BROTHERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data and percentages)
(Unaudited)

	Twelve Months Ended October 31,				Three Months Ended October 31,
	2020		2019		2020		2019
	$	%	$	%	$	%	$	%
Revenues:
Home sales	$6,937,357		$7,080,379		$2,495,974		$2,292,044
Land sales and other	140,302		143,587		49,693		86,956
	7,077,659		7,223,966		2,545,667		2,379,000

Cost of revenues:
Home sales	5,534,103	79.8%	5,534,217	78.2%	1,993,895	79.9%	1,813,782	79.1%
Land sales and other	125,854	89.7%	129,704	90.3%	44,895	90.3%	86,298	99.2%
	5,659,957		5,663,921		2,038,790		1,900,080

Gross margin - home sales	1,403,254	20.2%	1,546,162	21.8%	502,079	20.1%	478,262	20.9%
Gross margin - land sales and other	14,448	10.3%	13,883	9.7%	4,798	9.7%	658	0.8%

Selling, general and administrative expenses	$867,442	12.5%	$879,245	12.4%	$246,306	9.9%	$254,015	11.1%
Income from operations	550,260	7.8%	680,800	9.4%	260,571	10.2%	224,905	9.5%

Other:
Income (loss) from unconsolidated entities	948		24,868		(4,356)		7,109
Other income - net	35,693		81,502		10,776		40,635
Income before income taxes	586,901		787,170		266,991		272,649
Income tax provision	140,277		197,163		67,674		70,334
Net income	$446,624		$590,007		$199,317		$202,315
Per share:
Basic earnings	$3.43		$4.07		$1.57		$1.43
Diluted earnings	$3.40		$4.03		$1.55		$1.41
Cash dividend declared	$0.44		$0.44		$0.11		$0.11
Weighted-average number of shares:
Basic	130,095		145,008		127,310		141,909
Diluted	131,247		146,501		128,892		143,567

Effective tax rate	23.9%		25.0%		25.3%		25.8%

TOLL BROTHERS, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
(Amounts in thousands)
(unaudited)

	Twelve Months Ended October 31,		Three Months Ended October 31,
	2020	2019	2020	2019
Inventory impairment charges recognized:
Cost of home sales - land owned/controlled for future communities	$55,208	$11,285	$33,574	$4,029
Cost of home sales - operating communities	675	31,075	375	6,695
	$55,883	$42,360	$33,949	$10,724

Depreciation and amortization	$68,873	$72,149	$22,173	$20,726
Interest incurred	$172,530	$178,035	$40,983	$46,205
Interest expense:
Charged to home sales cost of sales	$174,375	$185,045	$63,097	$59,183
Charged to land sales and other cost of sales	5,443	1,787	1,319	842
Charged to other income - net	2,440
	$182,258	$186,832	$64,416	$60,025

Home sites controlled:	October 31, 2020	October 31, 2019
Owned	36,105	36,567
Optioned	27,077	22,663
	63,182	59,230

Inventory at October 31, 2020 and October 31, 2019 consisted of the following (amounts in thousands):

	October 31, 2020	October 31, 2019
Land and land development costs	$2,094,775	$2,224,308
Construction in progress	4,848,647	4,984,989
Sample homes	398,053	414,107
Land deposits and costs of future development	317,431	249,644
	$7,658,906	$7,873,048

Toll Brothers operates in two segments: Traditional Home Building and Urban Infill ("City Living"). Within Traditional Home Building, Toll operates in five geographic segments. As previously reported, during the first quarter of FY 2020, management realigned certain of the states falling within its five home building regions. Within Traditional Home Building, the Company operates in the following five geographic segments, with current operations in the states listed below:
•North: Connecticut, Delaware, Illinois, Massachusetts, Michigan, Pennsylvania, New Jersey and New York
•Mid-Atlantic: Georgia, Maryland, North Carolina, Tennessee and Virginia
•South: Florida, South Carolina and Texas
•Mountain: Arizona, Colorado, Idaho, Nevada and Utah
•Pacific: California, Oregon and Washington

The realignment did not have any impact on the Company’s consolidated financial position, results of operations, earnings per share or cash flows for the periods presented. Prior period results have been recast to conform with the Company’s current segments in the tables below:

	Three Months Ended October 31,
	Units		$ (Millions)		Average Price Per Unit $
	2020	2019	2020	2019	2020	2019
REVENUES
North	756	775	$524.3	$507.8	$693,500	$655,200
Mid-Atlantic	423	444	288.9	281.6	$683,100	$634,300
South	534	445	350.4	328.8	$656,200	$738,900
Mountain	701	492	509.8	326.0	$727,200	$662,500
Pacific	515	488	804.8	819.5	$1,562,700	$1,679,200
Traditional Home Building	2,929	2,644	2,478.2	2,263.7	$846,100	$856,200
City Living	11	28	18.0	28.6	$1,633,900	$1,022,500
Corporate and other			(0.2)	(0.3)
Total home sales	2,940	2,672	2,496.0	2,292.0	$849,000	$857,800
Land sales			49.7	87.0
Total consolidated			$2,545.7	$2,379.0

CONTRACTS
North	777	567	$567.4	$381.2	$730,200	$672,300
Mid-Atlantic	459	263	351.4	173.7	$765,700	$660,600
South	720	358	458.3	244.8	$636,500	$683,700
Mountain	1,002	544	726.9	395.0	$725,400	$726,100
Pacific	430	253	609.1	422.3	$1,416,500	$1,669,200
Traditional Home Building	3,388	1,985	2,713.1	1,617.0	$800,800	$814,600
City Living	19	46	25.6	58.5	$1,348,200	$1,271,800
Total consolidated	3,407	2,031	$2,738.7	$1,675.5	$803,800	$825,000

BACKLOG
North	1,906	1,742	$1,369.1	$1,179.6	$718,300	$677,200
Mid-Atlantic	990	784	770.4	535.3	$778,200	$682,700
South	1,488	1,048	1,038.4	757.3	$697,900	$722,600
Mountain	2,274	1,606	1,670.7	1,150.9	$734,700	$716,600
Pacific	1,044	974	1,387.1	1,484.4	$1,328,600	$1,524,000
Traditional Home Building	7,702	6,154	6,235.7	5,107.5	$809,600	$829,900
City Living	89	112	138.9	149.6	$1,560,300	$1,335,600
Total consolidated	7,791	6,266	$6,374.6	$5,257.1	$818,200	$839,000

	Twelve Months Ended October 31,
	Units		$ (Millions)		Average Price Per Unit $
	2020	2019	2020	2019	2020	2019
REVENUES
North	2,010	2,223	$1,364.8	$1,484.4	$679,000	$667,700
Mid-Atlantic	1,271	1,237	845.6	804.4	$665,300	$650,300
South	1,566	1,298	1,041.2	991.9	$664,900	$764,200
Mountain	2,219	1,711	1,535.8	1,130.9	$692,100	$661,000
Pacific	1,334	1,434	2,029.9	2,416.6	$1,521,700	$1,685,200
Traditional Home Building	8,400	7,903	6,817.3	6,828.2	$811,600	$864,000
City Living	96	204	120.9	253.2	$1,259,400	$1,241,200
Corporate and other			(0.8)	(1.0)
Total home sales	8,496	8,107	6,937.4	7,080.4	$816,500	$873,400
Land sales			140.3	143.6
Total consolidated			$7,077.7	$7,224.0

CONTRACTS
North	2,174	2,267	$1,552.4	$1,511.7	$714,100	$666,800
Mid-Atlantic	1,473	1,159	1,075.3	772.5	$730,000	$666,500
South	2,006	1,307	1,320.1	941.0	$658,100	$720,000
Mountain	2,802	2,097	2,008.2	1,456.2	$716,700	$694,400
Pacific	1,404	1,095	1,929.6	1,804.8	$1,374,400	$1,648,200
Traditional Home Building	9,859	7,925	7,885.6	6,486.2	$799,800	$818,400
City Living	73	150	109.5	224.7	$1,500,000	$1,498,000
Total consolidated	9,932	8,075	$7,995.1	$6,710.9	$805,000	$831,100

Unconsolidated entities:
Information related to revenues and contracts of entities in which we have an interest for the three-month and twelve-month periods ended October 31, 2020 and 2019, and for backlog at October 31, 2020 and 2019 is as follows:

	Units		$ (Millions)		Average Price Per Unit $
	2020	2019	2020	2019	2020	2019
Three months ended October 31,
Revenues	3	81	$12.6	$158.4	$4,186,400	$1,955,200
Contracts	5	9	$15.8	$32.5	$3,152,400	$3,607,700

Twelve months ended October 31,
Revenues	44	186	$139.6	$376.0	$3,172,400	$2,021,300
Contracts	22	40	$73.3	$131.0	$3,329,800	$3,274,200

Backlog at October 31,	4	26	$10.0	$76.3	$2,496,000	$2,935,200

RECONCILIATION OF NON-GAAP MEASURES
This press release contains, and Company management’s discussion of the results presented in this press release may include, information about the Company’s adjusted homes sales gross margin and the Company’s net debt-to-capital ratio.
These two measures are non-GAAP financial measures which are not calculated in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP financial measures should not be considered a substitute for, or superior to, the comparable GAAP financial measures, and may be different from non-GAAP measures used by other companies in the home building business.
The Company’s management considers these non-GAAP financial measures as we make operating and strategic decisions and evaluate our performance, including against other home builders that may use similar non-GAAP financial measures. The Company’s management believes these non-GAAP financial measures are useful to investors in understanding our operations and leverage and may be helpful in comparing the Company to other home builders to the extent they provide similar information.
Adjusted Home Sales Gross Margin
The following table reconciles the Company’s homes sales gross margin as a percentage of homes sale revenues (calculated in accordance with GAAP) to the Company’s adjusted homes sales gross margin (a non-GAAP financial measure). Adjusted homes sales gross margin is calculated as (i) homes sales gross margin plus interest recognized in homes sales cost of revenues plus inventory write-downs recognized in home sales cost of revenues divided by (ii) homes sale revenues.
Adjusted Home Sales Gross Margin Reconciliation
(Amounts in thousands, except percentages)

		Three Months Ended October 31,		Twelve Months Ended October 31,		Three Months Ended July 31,
		2020	2019	2020	2019	2020
	Revenues - homes sales	$2,495,974	$2,292,044	$6,937,357	$7,080,379	$1,627,812
	Cost of revenues - home sales	1,993,895	1,813,782	5,534,103	5,534,217	1,286,108
	Home sales gross margin	502,079	478,262	1,403,254	1,546,162	341,704
Add:	Interest recognized in cost of revenues - home sales	63,097	59,183	174,375	185,045	40,467
	Inventory write-downs	33,949	10,724	55,883	42,360	6,690
	Adjusted homes sales gross margin	$599,125	$548,169	$1,633,512	$1,773,567	$388,861

	Homes sales gross margin as a percentage of home sale revenues	20.1%	20.9%	20.2%	21.8%	21.0%

	Adjusted home sales gross margin as a percentage of home sale revenues	24.0%	23.9%	23.5%	25.0%	23.9%

The Company’s management believes adjusted home sales gross margin is a useful financial measure to investors because it allows them to evaluate the performance of our home building operations without the often varying effects of capitalized interest costs and inventory impairments. The use of adjusted home sales gross margin also assists the Company’s management in assessing the profitability of our home building operations and making strategic decisions regarding community location and product mix.

Forward-looking Adjusted Homes Sales Gross Margin
The Company has not provided projected first quarter and full FY 2021 homes sales gross margin or a GAAP reconciliation for forward-looking adjusted homes sales gross margin because such measure cannot be provided without unreasonable efforts on a forward-looking basis, since inventory write-downs are based on future activity and observation and therefore cannot be projected for the first quarter and full FY 2021. The variability of these charges may have a potentially unpredictable, and potentially significant, impact on our first quarter and full FY 2021 homes sales gross margin.

Net Debt-to-Capital Ratio
The following table reconciles the Company’s ratio of debt to capital (calculated in accordance with GAAP) to the Company’s net debt-to-capital ratio (a non-GAAP financial measure). The net debt-to-capital ratio is calculated as (i) total debt minus mortgage warehouse loans minus cash and cash equivalents divided by (ii) total debt minus mortgage warehouse loans minus cash and cash equivalents plus stockholders’ equity.

Net Debt-to-Capital Ratio Reconciliation
(Amounts in thousands, except percentages)

		October 31, 2020	July 31, 2020	October 31, 2019
	Loans payable	$1,147,955	$1,082,025	$1,111,449
	Senior notes	2,661,718	2,661,301	2,659,898
	Mortgage company loan facility	148,611	122,189	150,000
	Total debt	3,958,284	3,865,515	3,921,347
	Total stockholders' equity	4,875,235	4,675,074	5,071,816
	Total capital	$8,833,519	$8,540,589	$8,993,163
	Ratio of debt-to-capital	44.8%	45.3%	43.6%

	Total debt	$3,958,284	$3,865,515	$3,921,347
Less:	Mortgage company loan facility	(148,611)	(122,189)	(150,000)
	Cash and cash equivalents	(1,370,944)	(559,348)	(1,286,014)
	Total net debt	2,438,729	3,183,978	2,485,333
	Total stockholders' equity	4,875,235	4,675,074	5,071,816
	Total net capital	$7,313,964	$7,859,052	$7,557,149
	Net debt-to-capital ratio	33.3%	40.5%	32.9%

The Company’s management uses the net debt-to-capital ratio as an indicator of its overall leverage and believes it is a useful financial measure to investors in understanding the leverage employed in the Company’s operations.
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